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                                                                  Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-53953) of our report dated September 4, 1998, on our audits of the consolidated financial statements of Tie/communications, Inc. We also consent to the reference to our firm under the captions "Tie Historical Results of Operations" and "Experts."

PricewaterhouseCoopers LLP
Denver, Colorado
October 14, 1998